Exhibit 99.1

Ideanomics Appoints New Officers and Directors

Former Executive Chairman and co-CEO Dr. Bruno Wu takes new role to lead the National Committee for China-US Relations and returns to his holding company.

•                     Dr. Bruno Wu, to lead National Committee for China-US Relations; a new committee aimed at resolving China-US disputes.

•                     Dr. Bruno Wu remains as a Special Advisor to the Board of Directors of Ideanomics.

•                     Alex Yao is named as Chairman of the Board of Directors.

•                     Brett McGonegal named Director and CEO of Ideanomics.

•                     Richard Frankel named Director and Executive Vice Chairman of the Board of Directors.

NEW YORK, November 14, 2018 /PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), a leading global fintech and asset digitization services company is pleased to announce that Alex Yao is named as Chairman of the Board of Directors and Brett McGonegal has been named the company’s CEO.

The Ideanomics management team and Board met with Dr. Wu to discuss the opportunity of his leading the China-US relations committee. Although Dr. Wu will be participating in a non-governmental organization, the level of interaction with government officials means that Dr. Wu cannot remain as the Chairman and CEO of a U.S. public company. As such, he will be stepping down from his positions at Ideanomics and will concentrate on this prestigious and highly visible role as an ambassador for the benefit of improved relations between China and the U.S. Dr. Wu will remain as special advisor to the Board of Directors of Ideanomics and will continue his current role as Chairman and CEO at Sun Seven Stars’, his private, family-held, media and investment company which will remain as the largest shareholder of Ideanomics.

Bruno Wu, the company’s former Executive Chairman and co-CEO, commented, “Alex and Brett are exceptional leaders who have demonstrated financial services innovation and global market expertise throughout their careers. I have the utmost confidence that they will continue to drive shareholder value by leading Ideanomics to deliver the types of digital financial products that both asset holders and investors are looking for.”

Alex Yao is the Chief Executive Officer of Sun Seven Stars’ majority controlled fintech and digital finance arm, as well as Managing Partner of Long March Capital, an investment management and advisory firm focused on mining and infrastructure. Mr. Yao has tremendous experience in private equity investments in energy, commodities, consumer financing and technology. He founded Long March Capital, an investment management and advisory firm focused on consumer finance and Fintech. Through the platform, Mr. Yao has worked with numerous large state-owned enterprises and financial institutions to successfully close several cross-border landmark acquisitions.

Brett McGonegal joined the company in September 2018 as co-CEO. He brings significant operational and financial markets expertise, formerly serving as CEO of Hong-Kong listed investment bank The Reorient Group (376HK), which was sold to Alibaba's Jack Ma and associates in 2015 for $3.4bn from an original $11M investment just 4 years prior. Prior to Reorient, McGonegal was Co-Head of Equity Sales and Trading at Cantor Fitzgerald in Hong Kong and a Senior Managing Director at Charles Schwab Capital Markets in the U.S. Mr. McGonegal will be based out of New York and Hong Kong.

Richard Frankel has been appointed Executive Vice Chairman to the Board of Directors of Ideanomics. Mr. Frankel has 25 years of combined FBI and other US Law Enforcement Community and prosecutorial experience. He is an expert in risk identification and mitigation strategies in business and security risks - cyber, criminal and operational threats. A former Associate Director of National Intelligence, and Senior FBI Representative to the Office of the Director of National Intelligence, Mr. Frankel served for more than 25 years in public service, the majority of his career with the Federal Bureau of Investigation (FBI).

About Ideanomics

Ideanomics seeks to become a next generation fintech company by leveraging blockchain and artificial intelligence technologies.

We are headquartered in New York, NY, and have planned a “Fintech Village” center for Technology and Innovation in West Hartford, CT, and have offices in London, Hong Kong and Beijing, China.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements". All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

IR Contacts

Federico Tovar, CFO at Ideanomics

Tony Sklar, VP of Communications at Ideanomics

Email: ir@ideanomics.com

www.ideanomics.com